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                          NATIONAL SCIENCE FOUNDATION
                             4201 WILSON BOULEVARD
                           ARLINGTON, VIRGINIA 22230

                               February 20, 1998



Mr. David M. Graves
Director, Business Affairs
Network Solutions, Inc.
505 Huntmar Park Drive
Herndon, VA 22070

                                      Cooperative Agreement No. NCR-9218742
                                      Amendment No. 08

Dear Mr. Graves:

Whereas, since the late 1980s, the Federal Networking Council has had authority over administration and management of the Internet top level domain .GOV; and

Whereas, on July 18, 1997, the Federal Networking Council delegated to the U.S. General Services Administration (GSA) the authority for management and administration of the Internet top-level domain .GOV; and

Whereas, consistent with their newly delegated authority, the GSA determined to (itself) provide management and administration for the Internet top-level domain .GOV; and

Whereas, GSA requested that Network Solutions, Inc. continue to provide registration services for the Internet top-level domain .GOV through September 30, 1997, while the transition to GSA management and administration and provision of registration took place; and

Whereas, Network Solutions, Inc. and GSA completed the transition from Network Solutions, Inc. to GSA on September 30, 1997; and

Whereas, on October 1, 1997, Mr. Jack L. Finley, the director of GSA's Center for Electronic Messaging Technologies, accepted on behalf of GSA and the United States Government full and complete responsibility for all tasks associated with the .GOV top-level domain, including all registry administration functions; and

Whereas, Network Solutions, Inc., by letter of October 10, 1997, furnished the Foundation with a copy of GSA's acceptance of full and complete responsibility for all tasks associated with the .GOV top-level domain, and requested that NSF relieve and release Network Solutions, Inc. from responsibilities for tasks related to the .GOV top-level domain under this cooperative agreement:
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NOW THEREFORE, by this amendment, the Foundation fully and finally relieves, releases, and discharges Network Solutions, Inc. from any responsibility for the administration and maintenance of Internet registration services for the
 .GOV top-level domain previously performed under Cooperative Agreement No. NCR-9218742.

                                        Sincerely,

                                        / s / Karen L. Sandberg

                                        Karen L. Sandberg
                                        Grants and Agreements Officer